SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2003

SLI, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	0-25848	73-1412000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Chapman Street, Canton, Massachusetts	02021

(Address of principal executive offices)	(Zip Code)

(781) 828-2948

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 20, 2003, SLI, Inc. (the “Company”) announced that on June 19, 2003, the U.S. Bankruptcy Court for the District of Delaware confirmed the Second Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) that was filed by the Company and its U.S. subsidiaries. Confirmation of the Plan should permit the Company to meet its goal of emerging from Chapter 11 on or about June 30, 2003. Emergence from Chapter 11 is subject to the order of the Bankruptcy Court becoming a final order, consummation of the purchase of equity in the reorganized Company by the secured lenders and funding of a term loan by the secured lenders.

A copy of the press release announcing the foregoing is attached as Exhibit 99 hereto and incorporated by reference herein.

ITEM 7(c). Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLI, Inc.

By:	/s/ Raymond E. Dombrowski

Name:	Raymond E. Dombrowski
Title:	Chief Restructuring Officer

Date: June 23, 2003

INDEX TO EXHIBITS

Number	Description

99	Press Release, dated as of June 20, 2003, of SLI, Inc.

Exhibit 99

[LETTERHEAD OF SLI, INC.]

Corporate Headquarters
500 Chapman Street Canton, MA 02021 Tel. 781-828-2948 Fax 781-828-2012
FOR IMMEDIATE RELEASE

SLI’s Plan of Reorganization Confirmed by Court; Company Will Soon Emerge from Chapter 11

Canton, MA – June 20 – SLI, Inc. (“SLI” or the “Company”) announced that on June 19, 2003, the U.S. Bankruptcy Court for the District of Delaware confirmed the amended Plan of Reorganization that was filed by the Company and its U.S. subsidiaries. Confirmation of the amended Plan should permit the Company to meet its goal of emerging from Chapter 11 on or about June 30, 2003. The Plan garnered overwhelming support from its unsecured creditors and the secured lenders. Emergence from Chapter 11 is subject to the order becoming a final order, consummation of the purchase of equity in the reorganized Company by the secured lenders and funding of a term loan by the secured lenders.

“We are pleased that our Plan has been confirmed by the Court and was supported by an overwhelming majority of our creditors,” said a spokesperson from the Company. “This is wonderful news for our employees, customers and suppliers, and we want to thank all of them for their support. ”

As previously announced and in accordance with the Plan, holders of prepetition secured claims will receive 100% of the equity in reorganized SLI. Holders of general unsecured claims will receive a pro rata distribution of an agreed upon cash payment and a funded interest in certain preference and other claims. There will be no recovery for SLI’s prepetition stockholders and their stock will be cancelled.

SLI and its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware on September 9, 2002.

SLI, Inc., based in Canton, MA, is a vertically integrated designer, manufacturer and seller of lighting systems, which are comprised of lamps and fixtures. The Company offers a complete range of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, miniature incandescent, neon, LED and special lamps). The Company also offers a comprehensive range of fixtures. The Company serves a diverse international customer base and markets, has 35 plants in 11 countries and operates throughout the world. The Company believes that it is also the #1 global supplier of miniature lighting products for automotive instrumentation.

Statements in this release may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect assumptions and involve risks and uncertainties that may affect the Company’s business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors and risks that may affect the Company’s future results are the ability of the Company to successfully: consummate the proposed financial and operational reorganization of the Company in the Chapter 11 process; continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, note holders, vendors and suppliers, employees and customers given the Company’s financial condition; sell all or parts of the Company; reduce costs and improve cash flow; limit the Company’s vulnerability to general adverse economic conditions; sell and market its products worldwide; retain sole source and other limited source supplies; find suitable manufacturers to which the Company can outsource certain of its products; continue to protect its intellectual property; and manage other uncertainties and risk factors, such as those described from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 30, 2001 and Quarterly Report on Form 10-Q for the period ended June 30, 2002.